UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     July 12, 2005

Date of Report (Date of earliest event reported)

                     BRILLIAN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50289	05-0567906

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 N. DESERT DRIVE
TEMPE, ARIZONA
                                         85281

(Address of Principal Executive Offices) (Zip Code)

                                         (602) 389-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 2.1
EX-10.23
EX-10.24
EX-10.25
EX-10.26
EX-10.27
EX-10.28
EX-10.29
EX-10.30
Ex-99.1

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

     On July 12, 2005, Brillian Corporation (“Brillian”) announced that it had entered into an agreement to merge with Syntax Groups Corporation (“Syntax”) in a stock-for-stock, tax free transaction. A copy of the press release announcing the transaction is filed herewith as Exhibit 99.1.

     Pursuant to and subject to the terms and conditions of the Agreement and Plan of Reorganization dated as of July 12, 2005 (the “Merger Agreement”) among Brillian, Syntax, and BRMC Corporation, a wholly owned subsidiary of Brillian (“BRMC”), BRMC will merge with and into Syntax, with Syntax surviving as a wholly owned subsidiary of Brillian (the “Merger”). A copy of the Merger Agreement is filed herewith as Exhibit 2.1. At the effective time of the Merger, each outstanding share of Syntax common stock will be exchanged for approximately 1.6195 shares of Brillian common stock. This initial exchange rate is subject to adjustment at the closing of the Merger for subsequently issued shares and convertible securities such that the shareholders of Syntax will own approximately 70% and Brillian stockholders will own approximately 30% of the fully diluted shares of the combined company at the closing of the Merger (the “Exchange Rate”). Each option, warrant, and right to purchase Syntax common stock issued by Syntax will become an option, warrant, or right to purchase shares of Brillian common stock at the Exchange Rate. The Merger, which is currently anticipated to close in the fourth calendar quarter of 2005, is subject to the approval of the stockholders of both Brillian and Syntax and other customary closing conditions. In addition, Brillian is required to meet certain manufacturing thresholds as a condition to closing. The Merger is intended to qualify as a tax-free reorganization and has been approved by the boards of directors of both companies.

     Brillian and Syntax have each agreed, subject to certain exceptions, to cause stockholder meetings to be held to consider approval of the Merger, and the boards of directors of both companies will recommend approval of the Merger to their stockholders. Brillian and Syntax have also agreed not to (1) solicit proposals relating to the purchase of 20% or more of the assets or securities of their respective companies or any alternative business combination transaction, or (2) subject to specified exceptions, enter into discussions or negotiations concerning, or provide confidential information in connection with, such alternative transactions or business combinations. The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, the terminating party may be required to pay the other party a termination fee of $3.5 million.

     The Merger Agreement contains representations and warranties that Brillian and Syntax made to each other as of specified dates. The representations and warranties are qualified by information in confidential disclosure schedules that were exchanged in connection with signing the Merger Agreement. While Brillian does not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, because they are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Brillian’s public disclosures.

     In connection with the execution of the Merger Agreement, Brillian and certain stockholders of Syntax have entered into a Voting and Lock-Up Agreement (the “Voting Agreement”) pursuant to which such stockholders have agreed (1) not to transfer any shares of Syntax capital stock held by them pending the closing of the Merger, and (2) to vote all of their shares of Syntax capital stock in favor of approval of the Merger. A copy of the Voting Agreement is filed herewith as Exhibit 10.23.

     In addition, Brillian and certain stockholders of Brillian and Syntax have entered into a Stockholders’ Voting Agreement (the “Stockholders’ Agreement”) pursuant to which such stockholders have agreed, effective as of the closing of the Merger, to vote their shares of Brillian common stock in favor of the election of certain individuals as directors of Brillian following the closing of the Merger and in favor of the recently completed financings by Brillian. A copy of the Stockholders’ Agreement is filed herewith as Exhibit 10.24.

     In connection with entering into the Merger Agreement, Brillian has entered into employment agreements with a term of two years that will become effective upon the closing of the Merger with each of the following individuals, who are each currently officers of Brillian or Syntax: Vincent F. Sollitto Jr., Wayne Pratt, James Li, Thomas Chow, Michael Chan and Robert Melcher. Each of these employment agreements are filed herewith as Exhibits 10.25 through 10.30. The terms and conditions of these agreements are substantially similar and include , among other things, non-competition provisions, confidentiality and invention assignment provisions, severance payments in certain circumstances, and payments upon a change in control of Brillian if the employee is terminated in connection with the change in control.

Additional Information Regarding the Transaction

     In connection with the proposed transaction, Brillian and Syntax intend to file relevant materials with the Securities and Exchange Commission (“SEC”), including one or more registration statement(s) that contain a joint proxy statement/prospectus. Because those documents will contain important information, holders of Brillian common stock and Syntax common stock are urged to read them, if and when they become available. When filed with the SEC, they will be available for free (along with any other documents and reports filed by Brillian and Syntax with the SEC) at the SEC’s website, www.sec.gov, or by calling the SEC at (800) 732-0330. Such documents are not currently available.

     Brillian and Syntax, and their respective directors, executive officers and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Brillian and Syntax, respectively, in favor of the proposed transaction. Information about the directors and executive officers of Brillian is set forth in the proxy statement for Brillian’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 5, 2005. Information about the directors and executive officers of Syntax and the special interests of Brillian’s and Syntax’s directors and executive officers in the Merger will be included in the joint proxy/prospectus to be filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the prospectus and proxy statement if and when it becomes available.

     This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Reorganization, dated as of July 12, 2005, by and among the Registrant, BRMC Corporation, and Syntax Groups Corporation

10.23	Voting and Lock-Up Agreement, dated as of July 12, 2005, by and among the Registrant, Tzu Ping Ho, Man Kit Chow, Lily Lau, Taiwan Kolin Company Limited, Lin-Li Wu, Ching Hue Li (James Li), and Michael Chan

10.24	Stockholders’ Voting Agreement, dated as of July 12, 2005, by and among the Registrant, Vincent Sollitto, Wayne Pratt, Ching Hue Li (James Li), Man Kit Chow (Thomas Chow), Roger Kao, Tzu Ping Ho, Lily Lau, Taiwan Kolin Company Limited, Lin-Li Wu, and Michael Chan

10.25	Employment Agreement by and between the Registrant and Vincent Sollitto

10.26	Employment Agreement by and between the Registrant and Wayne Pratt

10.27	Employment Agreement by and between the Registrant and James Li

10.28	Employment Agreement by and between the Registrant and Thomas Chow

10.29	Employment Agreement by and between the Registrant and Michael Chan

10.30	Employment Agreement by and between the Registrant and Robert Melcher

99.1	Press Release dated July 12, 2005, entitled “HDTV Innovators Brillian and Syntax Announce Definitive Agreement to Merge”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRILLIAN CORPORATION

Date: July 18, 2005	By:	/s/ Wayne A. Pratt

Wayne A. Pratt
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Reorganization, dated as of July 12, 2005, by and among the Registrant, BRMC Corporation, and Syntax Groups Corporation

10.23	Voting and Lock-Up Agreement, dated as of July 12, 2005, by and among the Registrant, Tzu Ping Ho, Man Kit Chow, Lily Lau, Taiwan Kolin Company Limited, Lin-Li Wu, Ching Hue Li (James Li), and Michael Chan

10.24	Stockholders’ Voting Agreement, dated as of July 12, 2005, by and among the Registrant, Vincent Sollitto, Wayne Pratt, Ching Hue Li (James Li), Man Kit Chow (Thomas Chow), Roger Kao, Tzu Ping Ho, Lily Lau, Taiwan Kolin Company Limited, Lin-Li Wu, and Michael Chan

10.25	Employment Agreement by and between the Registrant and Vincent Sollitto

10.26	Employment Agreement by and between the Registrant and Wayne Pratt

10.27	Employment Agreement by and between the Registrant and James Li

10.28	Employment Agreement by and between the Registrant and Thomas Chow

10.29	Employment Agreement by and between the Registrant and Michael Chan

10.30	Employment Agreement by and between the Registrant and Robert Melcher

99.1	Press Release dated July 12, 2005, entitled “HDTV Innovators Brillian and Syntax Announce Definitive Agreement to Merge”